Exhibit 99.2

SYNNEX Announces Plan to Separate into Two Industry-Leading,

Publicly Traded Companies

Highlights

•	Creates two industry-leading public companies poised for continued success
•	SYNNEX, a top three Americas and Japan IT distribution company
•	Concentrix, a top two global customer experience (“CX”) solutions company

Fremont, Calif., January 9, 2020 - SYNNEX Corporation (NYSE: SNX) today announced its plan to separate into two publicly traded companies: comprising of SYNNEX Technology Solutions, a leading IT distribution, services and integrated solutions company, and Concentrix, a leading global CX solutions company. Immediately following the transaction, SYNNEX shareholders will own shares of both SYNNEX and Concentrix.

“Today, SYNNEX is taking affirmative steps to further drive shareholder value by announcing our plan to separate into two strong, independent, public companies,” said Dennis Polk, SYNNEX President and CEO. “The spin-off will provide each company with sharper strategic and managerial focus and enable SYNNEX shareholders to own and value each business separately.  We are very proud of our company and the returns we generated by investing in IT Distribution and CX Services over our nearly 40-year history. We are equally proud to have these two businesses reach a point where they are industry leaders and positioned well to be successful standalone public companies.”

Chris Caldwell, President of Concentrix, added, “With Concentrix achieving its current scale and efficiency ahead of expectations, coupled with the market opportunities ahead of us, the appropriate time to separate is now. The separation of the two businesses will enhance each company’s competitive position and accelerate significant value creation opportunities. I, along with the rest of the Concentrix team, are grateful for our time within the SYNNEX family and look forward to continuing the successful SYNNEX legacy.”

Transaction Details

SYNNEX Technology Solutions

SYNNEX Technology Solutions, with approximately $19 billion in annual revenue, will continue as a top three Americas and Japan IT distribution company, providing a comprehensive range of distribution, logistics and integration services for the technology industry. With one of the industry’s most robust linecards and portfolio of services, SYNNEX is well positioned to further invest in capabilities and initiatives that will continue to grow its market share. Through this separation, SYNNEX will have the flexibility, focus and control to further execute its strategic initiatives.

Concentrix

Concentrix, with approximately $4.7 billion in annual revenue, will continue as a top two global provider of technology-infused CX solutions, centered on helping clients enhance brand experience for its end-customers and providing end-to-end capabilities that drive deep customer engagement. With a differentiated portfolio of solutions, Concentrix supports over 125 Global Fortune 2000 clients and over 50 disruptive, high-growth clients across 275+ global locations, delivering a consistent brand experience across all channels. As a stand-alone company, Concentrix will be better positioned to drive sustainable and profitable growth.

Management Structure

Both companies have strong, well-tenured leadership teams with significant industry experience, well suited to lead the two companies going forward in their distinct markets.

Dennis Polk, SYNNEX President and CEO, will continue to hold this position and lead SYNNEX following the separation.

Chris Caldwell, President of Concentrix, will lead Concentrix as President and CEO, and will continue to oversee the business as a standalone company following the separation.

Over the coming months, Concentrix will assemble its Board of Directors and announce the appointments closer to the expected date of separation.

Transaction Process

The transaction is expected to be completed in the second half of 2020. The separation is intended to qualify as a tax-free transaction for federal income tax purposes for both SYNNEX Corporation and current SYNNEX shareholders. Immediately following the separation, SYNNEX shareholders will own shares of both SYNNEX Technology Solutions and Concentrix, at the same percentage owned of SYNNEX, prior to the transaction.

Completion of the separation will not require a shareholder vote but will be subject to customary closing conditions, including final approval of the SYNNEX Board of Directors, the receipt of favorable opinion with respect to the tax-free nature of the transaction, and the effectiveness of a Form-10 filing with the U.S. Securities and Exchange Commission.

SYNNEX will operate on a “business as usual” basis while details of the separation are being finalized. After the separation, SYNNEX and Concentrix are expected to be appropriately capitalized with ample liquidity to support ongoing investments and growth.

Conference Call and Webcast

SYNNEX will host a conference call for investors to discuss this transaction and to review its fiscal 2019 fourth quarter results, issued in a separate news release, at 2:00 p.m. (PT) / 5:00 p.m. (ET) today.

Conference ID 9038089

Live call (866) 393-4306 or (763) 488-9145 (Int’l)

Live audio webcast of the conference call, together with a slide presentation, will be accessible at ir.synnex.com, and a replay of the webcast will be available following the call.

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

About Concentrix

Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in eight industry verticals: technology & consumer electronics; banking, financial services & insurance; healthcare; media & communications; retail & e-commerce; travel & transportation; automotive; and energy & public-sector. We are Different by Design. Visit concentrix.com to learn more.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding strategies and objectives of SYNNEX for future operations, including the separation transaction; the future performances of SYNNEX and Concentrix if the separation is completed; the purpose, methodology, effects, timing and tax-free nature of the spin-off of Concentrix; expected market share or competitive performance relating to products or services; management structure; expected positioning, capitalization and liquidity for investments and growth; the belief that the transaction creates significant value creation opportunities; and market opportunities.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to the satisfaction of closing conditions in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the transaction; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of any legal proceedings that have been or may be instituted against SYNNEX or Concentrix; the ability to retain key personnel; negative effects of the transaction announcement or the consummation of the proposed spin-off on the market price of the capital stock of SYNNEX or Concentrix; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the transaction; transaction-related financings; other business effects; future exchange and interest rates; changes in laws, regulations, and policies; and competitive developments; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2018 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2020 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Investor Contact:

Mary Lai

Investor Relations

SYNNEX Corporation

marylai@synnex.com

(510) 668-8436